UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

Markforged Holding Corp

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39453	98-1545859
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 866 496-1805

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MKFG	New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock, $0.0001 par value	MKFG.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2021, Markforged Holding Corporation, through its wholly-owned subsidiary, MarkForged, Inc. (the “Company”) entered into a Consent to Assignment and Fifth Amendment to Lease (the “Consent and Fifth Amendment”) with 1265 Main Office Subsidiary LLC (the “Landlord”) and Clarks Americas, Inc. (the “Original Tenant”), which amended the lease dated by and between the Landlord and Original Tenant dated as of April 30, 2015 (as amended by the First Amendment to Lease dated as of July 11, 2016, the Second Amendment to Lease dated as of January 17, 2017, the Third Amendment to Lease dated as of May 21, 2020, the Fourth Amendment to Lease dated as of January 28, 2021 and the Consent and Fifth Amendment, the “Lease”) for the office building located at 60 Tower Road, Waltham, Massachusetts (the “Premises”). Also on December 17, the Company entered into an Assignment and Assumption Agreement with the Original Tenant (the “Assignment Agreement”) pursuant to which the Company assumed the Original Tenant’s interest in and obligations under the Lease, effective April 1, 2022. Capitalized terms used but not otherwise defined herein have the meanings ascribed in the Consent and Fifth Amendment.

The Lease is for the entire rentable area of the Premises, which constitutes 120,681 square feet. The Company intends to use the Premises as its new global headquarters. Pursuant to the terms of the Assignment Agreement, the Company’s assumption of the Original Tenant’s interest in and obligations under the Lease and the Premises shall be effective as of April 1, 2022 and will continue until September 30, 2031 (the “Term”). The Company will begin paying rent for the Premises on July 1, 2022, at an initial rate of $402,270 per month (“Base Rent”), which will increase in accordance with the schedule set forth in the Consent and Fifth Amendment, up to $492,781 per month at the conclusion of the Lease. The Company’s total obligation under the Lease is expected to be approximately $67,415,630. Throughout the Term, the Company is responsible for paying certain costs and expenses in addition to Base Rent, as specified in the Lease, including insurance, maintenance costs, taxes, and operating expenses. In addition, the Company is responsible for paying the Landlord a security deposit in the form of an irrevocable, unconditional, negotiable letter of credit in the amount of $804,540, which may be reduced to $402,270. The Lease also includes various covenants, indemnities, defaults, termination rights, and other provisions customary for lease transactions of this nature.

The foregoing descriptions of the Lease, the Consent and Fifth Amendment and the Assignment Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Lease, the Consent and the Fifth Amendment and Assignment Agreement, copies of which are attached hereto as Exhibits 10.1 10.2 and 10.3, respectively, and are incorporated into this Current Report on Form 8-K by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On December 22, 2021, the Company issued a press release announcing the assignment and assumption of the Lease for its new global headquarters. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference. Neither Exhibit 99.1 nor any information contained therein shall be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall either Exhibit 99.1 or any information therein be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Consent to Assignment and Fifth Amendment dated as of December 17, 2021 by and Between MarkForged, Inc., 1265 Main Office Subsidiary LLC and Clarks Americas, Inc.
10.2	Assignment and Assumption Agreement dated as of December 17, 2021 by and between MarkForged, Inc. and Clarks America’s Inc.
10.3

Lease dated as of April 30, 2015 by between 1265 Main Office Subsidiary LLC and Clarks Americas, Inc. (including the First Amendment to Lease dated as of July 11, 2016, the Second Amendment to Lease dated as of January 17, 2017, the Third Amendment to Lease dated as of May 21, 2020, and the Fourth Amendment to Lease dated as of January 28, 2021).

99.1	Press release issued by Markforged Holding Corporation on December 22, 2021, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibits and schedules to this agreement have been omitted as permitted under Item 601 of Regulation S-K and will be furnished supplementally upon request to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKFORGED HOLDING CORP

Date:	December 22, 2021	By:	/s/ Mark Schwartz
Mark Schwartz Chief Financial Officer